Exhibit 10.4

NUTRIBAND, INC.

121 S. Orange Ave., Suite 1500

Orlando Florida 32801

August 22, 2018

[name and address]

Re: Service as Independent Director

Dear:

Nutriband, Inc., a Nevada corporation (the “Company”), is pleased that you have agreed to serve as a member of its Board of Directors (the “Board”).  We believe your background and experience will be a significant asset to the Company, and we look forward to your participation on the Board. You agree to serve on such committees of the board of directors and, if appointed, you agree to serve as chairman of the audit committee. This letter agreement (this “Agreement”) shall constitute an agreement between you and the Company relating to your service as a director of the Company.

1. Term.  This Agreement is effective as of the date of this Agreement. Your term as director shall continue until your successor is elected and qualified or your earlier resignation.  The position shall be up for re-election each year at the annual stockholder’s meeting and upon re-election, the terms and provisions of this Agreement shall remain in full force and effect.

2. Services.  You shall render services to the Company as a member of the Board (hereinafter, your “Duties”). During the term of this Agreement, you shall use your commercially reasonable efforts to attend and participate in such number of meetings of the Board and of the committees of which you may become a member (if any) as regularly or specially called. You may attend and participate at each such meeting, via teleconference, video conference or in person. You shall consult with the other members of the Board and committee (if any) regularly and as necessary via telephone, electronic mail or other forms of correspondence. In accordance with the requirements of Nevada law, in performing your Duties as a member of the Board, you will use due care and act in the best interests of the Company and its stockholders.

3. Services for Others.  Subject to the terms and conditions of this Agreement, including Sections 8 and 9, you shall be free to represent or perform services for other persons during the term of this Agreement.

4. Compensation.

a. As compensation for your services to the Company during the first year of your service, you will receive upon execution of this Agreement a grant of 5,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. As used in this agreement, the first year shall mean the period commencing on the date of your appointment as a director until the earlier of (a) the first anniversary of such date or (b) the date of the 2019 annual meeting of stockholders or the date on which the election of directors by a consent by the holders of a majority of the outstanding common stock becomes effective. Compensation for years following the first year shall be negotiated between the Company and you.

b. You acknowledge that the Shares are “restricted securities” within the meaning of Rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, as amended, and therefore may not be sold or otherwise disposed of by you in any manner that would constitute a violation of any applicable federal or state securities laws, any rules of any national securities exchange on which the Company’s securities may be traded, listed or quoted, or in violation of Company policy. You understand that the certificate(s) the Shares will contain the Company’s standard restrictive legend.

c. You acknowledge that you will not sell or aid or assist others in selling and shares of the Company’s common stock, including, but not limited to, the Shares when you are in possession of material nonpublic information, which is information that would affect the market value or trading of the Company’s common stock and that has not been disseminated to the general public,. You further agree that you will not sell any shares of the Company’s common stock during a quiet period, which is applicable to all directors, executive officers and certain other key employees, which means the period in each fiscal quarter which begins on the 15th day of the last month in the quarter and ends on the day following the date of a public announcement by the Company of its earnings for the quarter or year, as the case may be. You shall also be subject to such prior sale notification policies as may be adopted from time to time by the Board.

d. You understand that, as a director of the Company, you are subject to the short-swing profit rules under Section 16 of the Securities Exchange Act of 1934.

5. Expense Reimbursement. You shall be reimbursed for your reasonable documented out-of-pocket expenses incurred by you in connection with the performance of your Duties (including travel expenses for in-person meetings).

6. Indemnification; D&O Insurance Policy. The Company shall indemnify you as a director of the Company to the maximum extent provided by the laws of the State of Nevada; provided, that no amendment which reduces the Company’s indemnification obligation shall affect or impair your right to indemnification as in effect prior to such amendment for claims for indemnification that relate to events and matters that arose prior to such amendment. During the term under this Agreement, the Company keep in force and shall include you as an insured under its officers and directors insurance policy.

7. No Assignment.  Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without the prior written consent of the Company.

8. Confidential Information; Non-Disclosure.  In consideration of your access to certain Confidential Information (as defined below), in connection with your Duties, you hereby represent and agree as follows:

a. Definition.  For purposes of this Agreement the term “Confidential Information” means: (i) any information which is considered as material nonpublic information, (ii) trade secrets, proprietary information and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, designs, drawings, laboratory notebooks, know-how, software, technology, engineering, hardware configuration information, formats, product plans, marketing plans and analyses, business plans and analyses, strategies, pricing and costs, budgets, forecasts, licenses, customer and supplier identities, characteristics and agreements, whether such information is obtained in writing, orally or by drawings or observation, and whether or not such information is marked or otherwise identified as “Confidential”; (iii) information relating to discussions at meetings of the Board. Confidential Information also includes information of third parties provided to the Company or its subsidiaries on a confidential basis where the Company or its subsidiary has an obligation of confidentiality to such third party. Notwithstanding the foregoing, the term Confidential Information shall not include: (i) any information which becomes generally available or is readily available to the public other than as a result of a breach by you of this Agreement or any other confidentiality obligations that you might have to the Company or any of its subsidiaries; (ii) information received from a third party (that is not an agent or representative of the Company or any of its subsidiaries) in rightful and legal possession of such information who is not restricted (whether by law, contract, professional obligations or otherwise) from disclosing such information; (iii) information known by you prior to receipt of such information from the Company or its subsidiaries or their respective agents or representatives, which prior knowledge can be documented by your files and records in existence prior to your receipt of such information from the Company or its subsidiaries or their respective agents or representatives.

b. Documents. You agree that, without the express written consent of the Company, you will not remove from the premises of the Company or any of its subsidiaries or from its computer servers any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same.  You shall promptly return any such documents or items, along with any reproductions or copies to the Company upon the Company’s demand, upon expiration of expiration of your term as a director or your resignation; except that, to the extent that you may be required by law or regulation of a governmental or self-regulatory body to retain copies of any documents, you may archive such documents on your computer system, which shall remain subject to the confidentiality provisions of this Agreement..

c. Confidentiality.  You agree that you will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as may be necessary or appropriate in the course of performing your Duties.  You further agree that you will not use any Confidential Information without the prior written consent of the Company, except as may be necessary in the course of performing your Duties. Notwithstanding the foregoing, you may disclose Confidential Information to your legal counsel and accounting advisors who have a need to know such information for accounting or tax purposes and who agree to be bound by the provisions of this Section 8. In the event that you are required to disclose Confidential Information pursuant to a valid order of a court or other governmental or self-regulatory body, you may disclose such Confidential Information, so long as you first (i) to the fullest extent possible, provide the Company reasonable notice and an opportunity to interpose an objection to such disclosure or obtain a protective order requiring that the Confidential Information so disclosed be provided on a confidential basis only for the purposes for which the order was issued, (ii) reasonably cooperate, at the Company’s cost, with the Company’s efforts under clause (i) above, as reasonably requested by the Company (including efforts by the Company to seek a protective or other similar order or relief), and (iii) minimize the extent of any such disclosure to only that which (on the advice of your legal counsel) is required to be disclosed in the applicable context. In no event will you directly or indirectly oppose action by the Company or any of its affiliates to obtain a protective order or other relief to prevent the disclosure of Confidential Information or to obtain reliable assurances that confidential treatment will be afforded the Confidential Information.

9. Non-Solicitation.   During the term of your appointment and for a period of one year after you cease to be a director for any reason, you will not, either on your own behalf or on behalf of any other person or entity (other than in the performance of your Duties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of the Company or any of its subsidiaries; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and the Company or any of its subsidiaries. For purposes of this Agreement, “Covered Personnel” means any person who is at such time or was a key employee of the Company or any of its subsidiaries during the one (1) year period prior thereto; provided, however, that you will not be deemed to have violated this Section 9 if any Covered Personnel voluntarily and independently solicits an offer of employment from you (or other person or entity whom you are acting on behalf of) by responding to a general advertisement or solicitation program conducted by you or on your behalf (or on behalf of such other person or entity whom you are acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally.

10. Termination and Resignation.  Your membership on the Board may be terminated for any or no reason by a vote of the Company’s stockholders in accordance with the Company’s bylaws and the laws of the State of Nevada. Membership on any committee of the Board is at the discretion of the Board.

11. Governing Law; Arbitration. This Agreement and your rights under this Agreement shall be governed by the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such state without regard to conflicts of law Except as expressly provided in Section 11(b), any dispute arising from this agreement and your performance of your Duties, including any action seeking injunctive relief as permitted by this Agreement, shall be resolved by binding arbitration in Las Vegas, Nevada in accordance with the rules of the American Arbitration Association. The arbitrator shall have no authority to modify any express provision of this Agreement unless such provision is in violation of the laws of the State of Nevada.

12. Severability. Each provision of this Agreement is separable from every other provision of this Agreement, and if any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by an arbitrator or by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction or arbitrator determines that any part of Section 8 or 9 is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court or arbitrator will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable, you will, at the Company’s request, join the Company in requesting that such court or arbitrator take such action, and hereby agree that upon any such determination by any such court or arbitrator, you shall enter into an amendment to this Agreement to modify the terms of this Agreement to comply with the terms determined by such court as enforceable and permissible by applicable law.

13. Remedies. The rights and remedies provided in this Agreement and all other rights and remedies available to either party at law or in equity are cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. You hereby agree that your obligations under this Agreement, including Sections 8 and 9, are necessary and reasonable in order to protect the Company and its subsidiaries and their respective businesses, and expressly agree that monetary damages may be inadequate to compensate the Company or its subsidiaries for any breach of any covenant or agreement set forth herein. Accordingly, you hereby agree and acknowledge that any such breach, or any threatened breach, will cause irreparable injury to the Company and its subsidiaries and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against the breach or threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security. In the event that either party shall prevail on substantially all issues in dispute, the prevailing party shall be entitled to recover its reasonable expenses, attorneys’ fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

14. Entire Agreement; Amendment; Waiver.  This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements or understandings with respect to the subject matter hereof.  Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto in the case of an amendment or by the party granting the waiver in the case of a waiver.  Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement.  The failure of any party at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such party to require future performance of such provision or any other provision of this Agreement.

15. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles (including via pdf or other electronic document delivery) of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

16. Interpretation. The section headings in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; and (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement.

17. Not an Employment Agreement.   This Agreement is not an employment agreement, and shall not be construed or interpreted to create any right for you to be employed by the Company.

[Signature page follows]

This Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

Sincerely,

NUTRIBAND INC.

By:
Gareth Sheridan, CEO

AGREED AND ACCEPTED:

[Signature Page to Independent Director Agreement]